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
Carolina Power & Light Company
SUPPLEMENTAL DATA                            Three Months Ended        Nine Months Ended        Twelve Months Ended
                                             ------------------        -----------------        -------------------
                                                September 30              September 30              September 30
                                                ------------              ------------              ------------
                                              1994        1993         1994         1993         1994         1993
                                              ----        ----         ----         ----         ----         ----
Operating Revenues (in thousands)
  Residential............................. $ 263,677  $  292,377   $  716,067   $  732,404   $  927,361   $  938,218
  Commercial..............................   165,008     170,233      458,325      453,053      598,245      585,423
  Industrial..............................   197,282     197,708      556,828      556,678      744,165      735,232
  Government and municipal................    20,815      21,355       59,913       59,716       78,813       77,668
  Wholesale - standard rate schedules.....    99,660     113,970      282,323      282,161      354,083      366,158
  Power Agency contract requirements......    33,565      43,903      101,330      114,168      121,421      148,062
  Other utilities.........................    14,121       4,285       29,762        8,807       32,186        9,513
  Miscellaneous revenue...................    11,424      10,919       32,775       29,839       39,606       39,576
                                            ---------  ----------   ----------   ----------   ----------   -----------
        Total Operating Revenues.......... $ 805,552  $  854,750   $2,237,323   $2,236,826   $2,895,880   $2,899,850
                                            =========  ==========   ==========   ==========   ==========   ===========
Energy Sales (millions of kWh)
  Residential.............................     3,029       3,327        8,675        8,822       11,251       11,349
  Commercial..............................     2,453       2,485        6,671        6,548        8,672        8,466
  Industrial..............................     3,585       3,633       10,378       10,063       13,872       13,413
  Government and municipal................       359         356          969          954        1,263        1,230
  Wholesale - standard rate schedules.....     1,972       2,118        5,299        5,291        6,930        6,800
  Power Agency contract requirements......       664         986        2,115        2,843        2,777        3,796
  Other utilities.........................       465          91          799          246          879          270
                                            ---------  ----------   ----------   ----------   ----------   -----------
        Total Energy Sales................    12,527      12,996       34,906       34,767       45,644       45,324
                                            =========  ==========   ==========   ==========   ==========   ===========
Energy Supply (millions of kWh)
  Generated - coal........................     5,492       7,212       17,341       19,537       23,611       26,551
              nuclear.....................     5,730       4,027       12,782       10,775       15,698       12,778
              hydro.......................       192          80          728          666          846          933
              combustion turbines.........         2          54           68           85           66           93
  Purchased...............................     1,764       2,184        5,580        5,232        7,459        6,895
                                            ---------  ----------   ----------   ----------   ----------   -----------
        Total Energy Supply
          (Company Share).................    13,180      13,557       36,499       36,295       47,680       47,250
                                            =========  ==========   ==========   ==========   ==========   ===========
Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current............ $  96,224  $   71,271   $  185,305   $  154,355   $  169,572   $  146,649
  Income tax expense - deferred...........   (10,907)     14,122      (12,909)      24,209       25,191       65,376
  Income tax expense - investment
    tax credit adjustments................    (2,884)     (4,061)      (8,653)      (9,848)     (10,418)     (12,258)
                                            ---------  ----------   ----------   ----------   ----------   -----------
        Subtotal..........................    82,433      81,332      163,743      168,716      184,345      199,767
                                            ---------  ----------   ----------   ----------   ----------   -----------
 Harris Plant deferred costs - deferred...         -           -            -            -            -         (414)
 Harris Plant deferred costs -
   investment tax credit adjustments......       (74)         63         (223)         (26)          21          (92)
                                            ---------  ----------   ----------   ----------   ----------   -----------
        Subtotal..........................       (74)         63         (223)         (26)          21         (506)
                                            ---------  ----------   ----------   ----------   ----------   -----------
  Total Included in Operating Expenses....    82,359      81,395      163,520      168,690      184,366      199,261
                                            ---------  ----------   ----------   ----------   ----------   -----------
 Included in Other Income
  Income tax expense (credit) - current...    (8,215)     (2,766)     (13,513)      (5,789)     (15,183)      (8,582)
  Income tax expense - deferred...........     5,329       5,489        8,138        9,381        7,802       12,684
  Income tax expense - investment
    tax credit adjustments................         -          -             -            -       (1,194)           -
                                            ---------  ----------   ----------   ----------   ----------   -----------
        Subtotal..........................    (2,886)      2,723       (5,375)       3,592       (8,575)       4,102
  Harris Plant carrying costs - deferred..         -           -            -            -            -          403
  Other income, net - deferred............         -           -            -            -            -           10
                                            ---------  -----------------------   ----------   ----------   -----------
        Total Included in Other Income....    (2,886)      2,723       (5,375)       3,592       (8,575)       4,515
                                            ---------  -----------------------   ----------   ----------   -----------
  Included in Interest Charges
    Allowance for borrowed funds used
     during construction - deferred.......         -           -            -            -            -          565
                                            ---------  ----------   ----------   ----------   ----------   -----------

            Total Income Tax Expense...... $  79,473  $   84,118   $  158,145   $  172,282   $  175,791   $  204,341
                                            =========  ==========   ==========   ==========   ==========   ===========


FINANCIAL STATISTICS                                                    September 30, 1994      September 30, 1993
                                                                        ------------------      ------------------
                                                                      Actual     Pro Forma      Actual     Pro Forma
                                                                      ------     ---------      ------     ---------
                                                                                 (Note 2)                  (Note 2)
Ratio of earnings to fixed charges........                                3.29         3.46         3.23         3.40
Return on average common stock equity.....                               12.07%       11.13%       13.54%       12.42%
Book value per common share (Note 2)......                             $ 17.77          N/A      $ 17.78          N/A
Capitalization ratios
    Common stock equity...................                               49.82%       53.75%       49.85%       54.12%
    Preferred stock - redemption                                          2.72         2.73         2.72         2.72
     not required.........................                               47.46        43.52        47.43        43.16
    Long-term debt, net...................                          ------------   ----------   ----------   ---------
                                                                        100.00%      100.00%      100.00%      100.00%
            Total.........................                          ============   ==========   ==========   =========

- ----------------------------
See Notes to Financial Statements.
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